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                                                                    EXHIBIT 10.5


                          CORPORATE SERVICES AGREEMENT


         THIS CORPORATE SERVICES AGREEMENT ("Agreement"), by and between EAST COAST POWER L.L.C., a Delaware limited liability company ("East Coast"), and ENRON CAPITAL & TRADE RESOURCES CORP., a Delaware corporation ("ECT"), is effective as of February 5, 1999.

         WHEREAS, ECT and East Coast desire by their execution of this Agreement to evidence their understanding about ECT's providing certain Services (as defined below) to East Coast.

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants contained herein, the parties agree as follows:

SECTION 1.  SERVICES PROVIDED BY ECT

In exchange for the compensation described herein, ECT agrees to provide or cause its affiliates to provide East Coast and/or its subsidiaries certain corporate, administrative and staffing services (the "Services") to the extent such Services may be reasonably requested by East Coast from time to time. If such services are requested by East Coast, the Services provided hereunder shall be those described below.

          A.   GENERAL SERVICES

              (i) Tax Returns for East Coast. ECT shall prepare tax returns, information statements, and related filings and reports (collectively, "Returns"), and shall provide tax accounting and processing services for East Coast. East Coast shall be responsible for the accuracy of information provided to ECT and the content of all Returns for East Coast and its subsidiaries. East Coast shall be solely responsible for verifying the accuracy of the Returns and for making all tax-related decisions.

              (ii) Human Resources Advisory Services. ECT will provide human resources services, including advice as to human resources matters and staffing support (including recruiting activities such as applicant screening, reference checking, drug testing, and related activities). All personnel decisions, such as hiring, termination, and compensation, shall be made by East Coast management.

              (iii) Legal Services. ECT will provide East Coast legal services.

              (iv) Office and Related Shared Services. ECT will provide East Coast with office space for East Coast personnel in office space that ECT owns, controls, or leases, as well as incidental services related to the provision of office space, such as maintenance, security, building services, operations, construction, churn/relocation, communications and telephone systems, audio visual and locks, bus/parking subsidies, utilities, office services, shipping/receiving, copy center, mail center, concierge services, convenience copiers, and other such services.



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                  (v)      Cash Management/Treasury Services. ECT will provide
                           cash management and treasury services to East Coast, including maintenance of accounts, check disbursement, execution of wire transfers, and the short-term investment of funds in accordance with East Coast's investment policy. All disbursements of funds shall be authorized and approved by East Coast.

                  (vi) Information Technology Services. ECT will provide information technology services to East Coast.

                  (vii) Structuring and Technical Support Services. ECT will provide technical support to review and/or develop capital and maintenance projects, as well as assistance in the structuring and development of such projects.

                  (viii) Liability Insurance. ECT will assist East Coast in obtaining and maintaining insurance coverage for East Coast and its subsidiaries.

                  (ix) Corporate Records. ECT will maintain East Coast's corporate records on behalf of East Coast. East Coast shall be responsible for providing information to ECT and for verifying the accuracy of any documents or reports maintained by ECT or its designee.

         B.       EMPLOYEE-RELATED SERVICES

         In addition to the human resources advisory services described in
Section 1(A)(ii) above, ECT will do the following:

                  1. ECT will provide East Coast with payrolling services for all employees of East Coast, including check processing and disbursement, direct deposit processing, issuance of W-2 forms, and related services.

                  2. ECT will cause eligible employees of East Coast to be permitted to participate in the following employee welfare or benefit plans: Retirement benefits (under the Enron Corp. Savings Plan and the Enron Corp. Cash Balance Plan), Long Term Disability Benefits (pursuant to the terms of the Enron Corp. Long Term Disability Plan), Medical Benefits (to eligible East Coast employees and their qualified beneficiaries under the Enron Corp. Medical Plan for Active Employees), Dental Benefits (under the Enron Corp. Dental Plan for Active Employees), Life Insurance Benefits and Accidental Death and Dismemberment Benefits (under the Enron Corp. Life and Accidental Death and Dismemberment Plan), Section 125 Spending Accounts (under the Enron Corp. Flexible Compensation
                           Plan), and other benefit or compensation plans that East Coast may adopt. Nothing in this Agreement, however, shall require ECT or Enron Corp. to maintain the plans described in this paragraph; ECT and/or its affiliates may cancel, modify, or revoke any of these plans at any time.



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         C.       SERVICE PROVIDERS

         At ECT's election, and with East Coast's prior consent, ECT may cause a third party contractor to provide the Services requested by East Coast under this Agreement; provided, however, that ECT shall remain responsible for providing Services in accordance with this Agreement.

SECTION 2.  PERFORMANCE OF SERVICES

         2.1 NATURE/QUALITY OF SERVICES. ECT shall perform the Services in a good and workmanlike manner, and the nature and quality of the Services provided by ECT shall be similar in quality to comparable services provided by ECT to its affiliates. East Coast will not provide ECT with any training or instructions with respect to the Services. Similarly ECT is responsible for providing any equipment, materials, or supplies that ECT determines is necessary to perform the Services. ECT has all necessary licenses, permits, and registration required to perform the Services.

         2.2 PROVISION OF INFORMATION. Any data, information, equipment, or general directions necessary for ECT to perform the Services shall be submitted in a timely manner.

         2.3 LAWS AND REGULATIONS.

                  (a) East Coast represents and agrees that it will use the Services provided hereunder only in accordance with all applicable federal, state, and local laws and regulations, and in accordance with the conditions, rules, regulations, and specifications that may be set forth in any manuals, materials, documents, or instructions in existence on the date of this Agreement and furnished or communicated by the parties on an ongoing basis throughout the term of this Agreement. ECT reserves the right to take all actions, including termination of any particular Service, that it reasonably believes to be necessary to assure compliance with applicable laws and regulations. ECT shall provide written notice if any such actions will affect the Services.

                  (b) ECT certifies that it will comply with all applicable laws, statutes, and regulations relating to providing the Services, including but not limited to the Foreign Corrupt Practices Act, environmental laws, employment laws, safety regulations, securities laws and regulations, antitrust laws, intellectual property laws, and any other applicable laws, statutes, or regulations.

SECTION 3. COMPENSATION

         3.1 PRICE OF THE SERVICES. East Coast, in consideration for the Services provided by ECT to East Coast or any of its subsidiaries, including, but not limited to, the entities identified on Schedule "A" hereto, agrees to pay ECT for the fair market value of the Services provided. The parties agree that the fair market value of the Services is ECT's cost of providing the Services plus five percent (5%) of such cost. If, at any time during the term of this Agreement, a party reasonably and in good faith believes that this method of determining fair market value no longer accurately reflects the fair market value of the Services, then upon notice the parties shall negotiate to attempt to resolve their differences and agree upon an alternate means of determining fair market value. If no agreement is reached within thirty (30) days after such notice, the parties will submit the matter to a nationally recognized independent accounting firm (the "Accountants"), for a determination of an alternate means to calculate fair market value. The determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding



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and conclusive on the parties, and the method or formula to determine fair market value prescribed by the Accountants shall be applied from the date of determination by the Accountants.

         3.2 THIRD PARTY EXPENSES. East Coast agrees to reimburse ECT for the actual cost, without any premium or margin payable to ECT, of any goods or materials purchased for East Coast by ECT in the course and scope of performance of the Services, and all expenses actually incurred by ECT for outsourced Services or other goods, services or utilities provided by third party providers.

SECTION 4. PAYMENT OF CHARGES AND REIMBURSEMENTS

         4.1 PAYMENT FOR SERVICES. On or before the 15th day of each month during the term of this Agreement, ECT shall submit an invoice for the Services provided during the immediately-preceding calendar month. East Coast shall remit payment of such invoice to ECT within 30 days of the date such invoice is received.

         4.2 DISPUTES OF INVOICES. In the event of a dispute as to the propriety of invoiced amounts, East Coast shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify ECT within ten (10) business days from receipt of the disputed invoice of the disputed amount and the reasons for each such charge. ECT shall provide East Coast with records relating to the disputed amount so as to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, ECT shall not be entitled to terminate the Services by reason of the disputed charge.

SECTION 5. RECORDS AND AUDITS

         For at least two years after the termination of any Service or of this Agreement, as well as for the time period required by applicable laws, each party shall maintain records and other evidence sufficient to accurately and properly reflect the performance of the Services and the amounts due in accordance with this Agreement. Each party or its representatives shall have access at all reasonable times to such records for the purpose of auditing and verifying the accuracy of the invoices. Any audits performed by or on behalf of a party shall be at that party's sole cost and expense. Each party shall have the right to audit the other party's books for a period of two years after the termination of this Agreement, except in those circumstances where contracts with third parties limit the audit period to less than two years.

SECTION 6. TERMINATION; CANCELLATION OR REDUCTION OF SERVICES

         6.1 TERMINATION OF AGREEMENT. Either party may terminate this Agreement for any reason whatsoever by giving the other party at least 30 days' prior written notice to that effect. Each party shall pay for all charges determined pursuant to Section 4 and incurred up to the date of termination.

         6.2 CANCELLATION OR REDUCTION OF SERVICES. At any time, either party may terminate or reduce the level of any one or more of the specific Services by giving at least 30 days' prior written notice. The termination of any one or more of the specific Services shall have no impact on a party's obligation to continue to provide any other Service(s).



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SECTION 7. INDEMNIFICATION

         SUBJECT TO SECTION 8.12 BELOW, EAST COAST AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ECT AND ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS, AND REPRESENTATIVES, AT EAST COAST'S COST AND EXPENSE, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION (COLLECTIVELY, "CLAIMS") ARISING OUT OF THE SERVICES PROVIDED UNDER THIS AGREEMENT, EXCEPT FOR (A) CLAIMS THAT ARISE AS A RESULT OF ECT'S FAILURE TO COMPLY WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND (B) CLAIMS THAT ARISE AS A RESULT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ECT. EAST COAST WILL REIMBURSE ECT FOR ANY AND ALL COSTS, LIABILITIES, JUDGMENTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) REASONABLY INCURRED BY ECT IN CONNECTION WITH THE INVESTIGATING, PREPARING FOR, AND DEFENDING AGAINST ANY SUCH CLAIM, DEMAND, OR CAUSE OF ACTION, WHETHER OR NOT RESULTING IN ANY LIABILITY, AND ANY AMOUNT PAID IN SETTLEMENT OF ANY LITIGATION, COMMENCED, OR THREATENED, OR OF ANY SUCH CLAIM, DEMAND, OR CAUSE OF ACTION IF SUCH SETTLEMENT IS EFFECTED WITH THE WRITTEN CONSENT OF EAST COAST.

SECTION 8. MISCELLANEOUS

         8.1      INDEPENDENT CONTRACTOR.

                  (a) The Services performed by ECT shall be as an independent contractor.

                  (b) ECT is not an agent, partner, or joint venturer of East Coast, and nothing in this Agreement will cause ECT to be an agent, partner, or joint venturer of East Coast. In its capacity as provider of the Services under this Agreement, ECT shall not represent itself to third persons to be other than an independent contractor of East Coast, nor shall ECT offer or agree to incur or assume any obligations or commitments in the name of East Coast or for East Coast without the prior written consent and authorization of East Coast.

                  (c) ECT shall be responsible for payment of all taxes arising out of ECT's activities under this Agreement, including, by way of illustration but not limitation, federal and state income tax, Social Security tax, unemployment insurance taxes, and any other taxes or business license fees as required, but not any sales tax assessed for the performance of the Services. East Coast will neither pay unemployment taxes on, nor withhold employment taxes from, any compensation it pays ECT. Rather, East Coast will report the amounts it pays ECT on IRS Form 1099, to the extent required to do so under applicable Internal Revenue Code provisions.

         8.2 ASSIGNMENT. Except as provided herein with regard to outsourcing, neither party shall assign, in whole or in part, any of the rights, obligations, or benefits arising under this Agreement without the prior written consent of the other party, except by operation of law, except that either party may assign its rights, obligations and benefits hereunder to any entity controlled by, under common control with, or which controls such party, provided the assigning party shall continue to remain jointly and severally liable for all of its assignee's obligations hereunder.



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         8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         8.4 FORCE MAJEURE. The parties shall not have any obligation to perform any specific Service hereunder if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strikes, failure of essential equipment, or any other cause or circumstance beyond the control of the parties. During the term of the force majeure, no party will have to pay for the specific Service which is subject to the force majeure.

         8.5 NOTICES. All notices under this Agreement shall be in writing and shall be sent by hand delivery, telecopy, or certified mail, return receipt requested as follows:

         If to ECT:                                  If to East Coast:

         Enron Capital & Trade Resources Corp.       East Coast Power L.L.C.
         1400 Smith Street                           711 Louisiana Street, Suite 3200
         Houston, Texas  77002                       Houston, Texas 77002
         (713) 646-8863 (fax)                        (713) 345-9705 (fax)
         Attn:  Dave Duran                           Attn:  Joseph Bollinger

If notice is given by hand delivery or telecopy, such notice shall be deemed received on the date of delivery or telecopy. Notice by certified mail shall be deemed received on the tenth day after mailing. Either party may change its address by giving the other party written notice of the new address in the manner set forth above.

         8.6 SEVERABILITY. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of this Agreement will be null and void, and the remainder of this Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

         8.7 WAIVER. No waiver by either party of any term or breach of this Agreement shall be construed as a waiver of any other term or breach hereof or of the same or a similar term or breach on any other occasion.

         8.8 AMENDMENT. No modification or amendment of this Agreement shall be binding upon either party unless in writing and signed by the parties hereto.

         8.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto regarding the subject matter hereof.

         8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         8.11 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no other shall have the right to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.



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         8.12 LIMITATION OF LIABILITY. NEITHER ECT OR EAST COAST SHALL BE LIABLE
TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, INCLUDING LOST PROFITS AND GOODWILL. EACH PARTY'S MAXIMUM LIABILITY TO THE OTHER WITH RESPECT TO ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAYABLE HEREUNDER. THE FOREGOING LIMITATION OF LIABILITY WILL NOT APPLY WITH RESPECT TO (A) THE PAYMENT OF COSTS, DAMAGES, EXPENSES, AND ATTORNEY'S FEES PAYABLE BY EITHER PARTY, OR (B) CLAIMS ARISING OUT OF ECT'S OR EAST COAST'S ACTS OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

         8.13 ARBITRATION. Except for disputes to be resolved in accordance with
Section 4.2(b) hereof, any claim or dispute arising out of or relating to this Agreement or the performance of the Services shall be submitted to binding arbitration. Arbitration shall be conducted in Houston, Texas, under the Commercial Arbitration Rules then in force of the American Arbitration Association. The arbitration proceedings shall be conducted before a panel of three arbitrators. Each party shall designate one arbitrator. If a party fails to designate an arbitrator, the other party may have an arbitrator appointed by applying to the senior active United States District Judge for the Southern District of Texas. The two arbitrators shall select a third arbitrator. If the two arbitrators chosen by the parties fail to agree upon the third arbitrator, both or either of the Parties may apply to the senior active United States District Judge for the Southern District of Texas for the appointment of a third arbitrator. The parties agree that discovery shall be limited and shall be handled expeditiously. Discovery proceedings available in litigation before the courts shall not apply in an arbitration conducted pursuant to this Agreement. However, each party shall produce relevant and non-privileged documents or copies thereof requested by the other party within the time limits set and to the extent required by order of the arbitrators. All disputes regarding discovery shall be promptly resolved by the arbitrators. Strict rules of evidence shall not apply in such arbitration. The parties may offer such evidence as they desire and the arbitrators shall accept such evidence as the arbitrators deem relevant to the issues and accord it such weight as the arbitrators deem appropriate. In rendering the award, the arbitrators shall determine the respective rights and obligations of the parties according to the laws of the State of Texas. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrator all of the prevailing party's costs and fees. "Costs and fees" shall include the reasonable pre-award expenses of the arbitration, including arbitrator's fees, administrative fees, witness fees and attorney's fees. The parties and arbitrators shall treat all aspects of the arbitration proceedings, including without limitation, discovery, testimony and other evidence, briefs and the award, as strictly confidential. The arbitrators' decision may include any remedy contemplated by this Agreement. It is the intent of the parties that, excepting extraordinary circumstances, any arbitration shall be concluded within four months of the date arbitration is commenced. The parties may, upon agreement, extend the time limits or the arbitrators may determine that such an extension is necessary in the interest of justice.

         8.14. CONFIDENTIALITY. ECT acknowledges that in connection with its performance under this Agreement, it may gain access to confidential material and information that is proprietary to East Coast ("Confidential Information"). Unless otherwise required by law or stock exchange requirement, ECT agrees, to the extent that any such material and information is provided to ECT or to its officers, directors, employees, accountants, attorneys, lenders and advisors (collectively, "Representatives") solely in connection with the provision of Services under this Agreement:



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                  (a) to hold Confidential Information in strict confidence and not make use thereof other than for performance under or enforcement of this Agreement;

                  (b) to reveal Confidential Information only to those Representatives requiring such information in connection with the performance of the Services; and

                  (c) not to reveal Confidential Information to any third person who is not a Representative of ECT, except as necessary in connection with the performance or evaluation of the Services, and then only to the extent that such persons agree to be bound by the confidentiality obligations set forth herein. This confidentiality provision shall survive for a period of five years following the expiration or termination of this Agreement.

East Coast acknowledges and understands that Enron Capital II Corp. ("ECII"), a wholly-owned subsidiary of ECT, is General Partner of Enron Capital Management II Limited Partnership, which is General Partner of Joint Energy Development Investments II Limited Partnership ("JEDI II"), which is the Class A Member (and managing member) of East Coast Power Holding Company L.L.C., which is the sole member of East Coast. In its capacity as an indirect owner of East Coast, and being responsible for management of East Coast, ECT will be provided with Confidential Information which may or may not be related to the performance of the Services under this Agreement. Notwithstanding subparagraphs (a) and (b) of this Section 8.14, ECT shall not be subject to the limitations set forth in subparagraphs (a) and (b) of this Section 8.14 to the extent that ECT deems it necessary to use Confidential Information to evaluate and oversee its investment in East Coast and to ensure that ECII fulfills its fiduciary responsibility to the equity owners of JEDI II with respect to management of East Coast.






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         IN WITNESS WHEREOF, the parties have executed this Agreement, to be effective as of February 5, 1999.

                                        ENRON CAPITAL & TRADE RESOURCES CORP.


                                        By: /s/ W. David Duran
                                           ------------------------------
                                        Name:   W. David Duran
                                             ----------------------------
                                        Title:  Vice President
                                              ---------------------------
                                        Date:   July 29, 1999
                                             ----------------------------


                                        EAST COAST POWER L.L.C.


                                        By: /s/ J.M. Bollinger
                                           ------------------------------
                                        Name:   J.M. Bollinger
                                             ----------------------------
                                        Title:  President/ECP Generating
                                              ---------------------------
                                        Date:   July 28, 1999
                                             ----------------------------


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